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                                                            EXHIBIT 23(b)


We hereby consent to the reference under the captions "Financial Information," "Selected Financial Data" and "Experts" and to the use of our report dated August 19, 1998, on the financial statements and supplementary information of Credit Concepts, Inc. in the Registration Statement on Form SB-2 (File No. 333-66853) and related prospectus of Credit Concepts, Inc. for the registration and sale of its investment certificates.


/s/  Yergen and Meyer, LLP

Portland, Oregon
March 23, 1999